                                                                      EXHIBIT 14

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                         REGISTRATION RIGHTS AGREEMENT

                                by and between

                      ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                                ENDO PHARMA LLC



                           Dated as of July 17, 2000


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

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
1.  Registrations Upon Request.........................................     1
     1.1.   Requests by Endo LLC.......................................     1
     1.2.   Registration Statement Form................................     2
     1.3.   Expenses...................................................     2
     1.4.   Priority in Demand Registrations...........................     2
     1.5.   No Company Initiated Registration..........................     3

2.  Incidental Registrations...........................................     3

3.  Registration Procedures............................................     5

4.  Underwritten Offerings.............................................     9
     4.1.   Underwriting Agreement.....................................     9
     4.2.   Selection of Underwriters..................................    10

5.  Holdback Agreements................................................    10

6.  Preparation; Reasonable Investigation..............................    11

7.  No Grant of Future Registration Rights.............................    11

8.  Indemnification....................................................    11
     8.1.   Indemnification by the Company.............................    11
     8.2.   Indemnification by the Sellers.............................    12
     8.3.   Notices of Claims, etc.....................................    13
     8.4.   Other Indemnification......................................    14
     8.5.   Indemnification Payments...................................    14
     8.6.   Other Remedies.............................................    14

9.  Representations and Warranties.....................................    15

10. Definitions........................................................    15

11. Miscellaneous......................................................    16
     11.1.  Rule 144, etc..............................................    16
     11.2.  Successors, Assigns and Transferees........................    17
     11.3.  Stock Splits...............................................    17
     11.4.  Amendment and Modification.................................    17
     11.5.  Governing Law..............................................    17

     11.6.  Invalidity of Provision....................................    18
     11.7.  Notices....................................................    18
     11.8.  Headings; Execution in Counterparts........................    18
     11.9.  Injunctive Relief..........................................    19
     11.10. Term.......................................................    19
     11.11. Further Assurances.........................................    19
     11.12. Entire Agreement...........................................    19

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of July 17, 2000, by and among Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"), and Endo Pharma LLC, a Delaware limited liability company ("Endo
 -------                                                                ----
LLC").  Capitalized terms used herein without definition are defined in Section
---
10 hereof.

          WHEREAS, Endo LLC owns shares of Common Stock;

          WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the shares of Common Stock under the Securities Act.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

          1.   Registrations Upon Request.
               --------------------------

          1.1. Requests by Endo LLC.  At any time, Endo LLC shall have the
               --------------------
right to make up to six (6) separate requests that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by Endo LLC, each such request to specify the intended method or methods of disposition thereof; provided that the Company shall not be
                                    -------- ----
required to effect a registration pursuant to this Section 1.1 until a period of 180 days shall have elapsed from the effective date of the most recent registration previously effected pursuant to this Section 1.1. A request made by Endo LLC shall not be counted for purposes of the request limitations set forth above (a) if Endo LLC determines in its good faith judgment to withdraw
             -
the proposed registration of any Registrable Securities requested to be registered pursuant to this Section 1.1 due to marketing or regulatory reasons,
(b) the registration statement relating to any such request is not declared
 -
effective within 90 days of the date such registration statement is first filed with the Commission, (c) if, within 180 days after the registration relating to
                      -
any such request has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to Endo LLC's reasonable satisfaction within 30 days or (d) the
                                                                  -
conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by Endo LLC). Upon any such request, the Company will promptly, but in any event within 15 days, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.4 hereof, use its best efforts to effect the prompt registration under the Securities Act of:

     (i) the Registrable Securities which the Company has been so requested to register by Endo LLC, and

     (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company by such holders within 15 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

          1.2.  Registration Statement Form.  A registration requested pursuant
                ---------------------------
to Section 1.1 hereof shall be effected by the filing of a registration statement on a form agreed to by Endo LLC.

          1.3.  Expenses.  The Company will pay all Registration Expenses in
                --------
connection with any registration requested under Section 1.1 hereof and any other actions that may be taken in connection with any such registration as contemplated by this Article I; provided, however, that the Company will not be
                                --------  -------
obligated to pay underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of shares sold pursuant to any such registration.

          1.4.  Priority in Demand Registrations.  If a registration pursuant to
                --------------------------------
Section 1.1 hereof involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to Endo LLC) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company will include in such registration the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of Endo LLC and up to
                         -----
the full number of shares of Common Stock requested to be included in such registration by the Management Stockholders (as defined in that certain amended and restated stockholders agreement, dated as of July 14, 2000, by and among the Company, Endo LLC, and the other parties named therein (the "Stockholders
                                                             ------------
Agreement")), allocated pro rata among Endo LLC and the Management Stockholders
---------
on the basis of the number of shares of Common Stock requested to be included therein by Endo LLC and the Management Stockholders and second, the securities,
                                                        ------
if any, being sold by the Company. Notwithstanding the foregoing, the Management

Stockholders (and any successor managers of the Company and its subsidiaries) will not be entitled to participate in any such registration requested by Endo LLC to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith and in writing, that the participation of management would adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company will include in such registration that number of shares of the Management Stockholders which can be sold in such offering without adversely affecting the marketability or offering price of the other securities to be sold in such registration. Neither the Company nor Endo LLC will be required to give any notice to any holder of Registrable Securities with respect to a given offering if such holder is to be excluded from such offering pursuant to this Section 1.4.

          1.5.  No Company Initiated Registration.  After receipt of notice of a
                ---------------------------------
requested registration pursuant to Section 1.1 hereof, the Company shall not initiate, without the consent of Endo LLC, a registration of any of its securities for its own account until 90 days after such registration has been terminated or declared effective (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree), except as provided in Section 5(b) hereof.

          2.  Incidental Registrations.  If the Company proposes to register any
              ------------------------
of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form
 ----------------
S-4 or S-8 or a successor form), whether or not for sale for its own account, in a manner which would permit registration of shares of Common Stock owned by Endo LLC or any of its Permitted Transferees (as defined in Section 13.2 hereof) (each, a "Holder") for sale for cash to the public under the Securities Act, it
          ------
will at such time give prompt written notice to each Holder of its intention to do so and of the rights of such Holder under this Section 2, at least 20 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of shares of Common Stock as such Holder may request, in accordance with this Section 2. Upon the written request of a Holder made within 10 days after the receipt of the Company's notice (which request shall specify the number of shares of Common Stock intended to be disposed of and the intended method of disposition thereof), the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all shares of Common Stock which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods of disposition) of such shares of Common Stock so requested to be registered; provided that:
            -------- ----

          (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Holders, and thereupon the Company shall be relieved of its obligation to register the shares of Common Stock requested to be registered in connection with the registration of such Other Securities;

          (b) if the registration referred to in the first sentence of Section 2(a) hereof is to be an underwritten registration on behalf of the Company, and the managing underwriter(s) advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of any of the Common Stock requested to be included therein, the Company shall include in such registration: (i) first, all securities the Company proposes to sell for its own account ("Company Securities"), (ii)
                                               ------------------
second, up to the full number of shares of Common Stock requested to be included in such registration by Endo LLC, which, in the good faith opinion of such firm, can be so sold without so materially and adversely affecting such offering and
(iii) third, an amount of other securities, if any, requested to be included therein in excess of the number or dollar amount of Company Securities and Common Stock of the Holders which, in the opinion of such firm, can be so sold without materially and adversely affecting such offering (allocated among the holders of such other securities in such proportions as such holders and the Company may agree);

          (c) the Company shall not be required to effect any registration of Common Stock under this Section 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

          (d) no registration of Common Stock effected under this Section 2 shall relieve the Company of its obligation to effect a registration of shares of Common Stock pursuant to Section 1.1 hereof and pursuant to the Stockholders Agreement.

          Notwithstanding the foregoing, a Holder will not be entitled to participate in any registration pursuant to this Section 2 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities) that the participation of any such Holder would adversely affect the offering or the marketability or offering price of the securities being sold by the Company in such registration.

          The Company will pay all Registration Expenses in connection with any registration requested under this Section 2 and any other actions that may be taken in connection with any such registration as contemplated by this Section 2; provided, however, that the Company will not be obligated to pay underwriting
   --------  -------
discounts or commissions or transfer taxes, if any, relating to the sale or disposition of shares sold pursuant to any such registration.

          3.  Registration Procedures.  If and whenever the Company is required
              -----------------------
to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1 and 2 hereof, the Company will promptly:

          (a) prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective as soon as practicable;

          (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such registration statement becomes effective;

          (c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) counsel selected by
                                                         -
     Endo LLC and (ii) each seller of Registrable Securities (or in the case of
                   --
     the initial filing of a registration statement, within five business days of such initial filing) and such documents shall be subject to the review of such counsel and the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which either such counsel or Endo LLC shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus in-cluded in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

          (e) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided that the
                                                        -------- ----
     Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

          (g)  furnish to Endo LLC:

               (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

               (ii) a "comfort" letter (unless the registration is pursuant to
          Section 2 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement; provided that such comfort letter shall be delivered only
                     -------- ----
          to Endo LLC which represents to such accountants in a form satisfactory to such accountants that Endo

          LLC is an underwriter or has performed the due diligence customarily performed by an underwriter,

     covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as Endo LLC may reasonably request;

          (h) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

          (j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement
                             -
     or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or
                        --
     supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the
                                                     ---
     Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities
                  --
     for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

          (l)  use its best efforts (i) (A) to list such Registrable Securities
                                     -   -
     on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to
                                     -
     secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and
                                    --
     registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to
                                                                         -
     release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish
                                                           -
     certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

          (m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

          (n) furnish to any holder of such Registrable Securities such information and assistance as such holder may reasonably request in connection with any "due diligence" effort which such seller deems appropriate; and

          (o) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

          As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

          The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to (in a capacity as a selling stockholder) any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, to which counsel to the sellers may reasonably object.

          By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(h) hereof, such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof. If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof.

          4.  Underwritten Offerings.
              ----------------------

          4.1.  Underwriting Agreement.  If requested by the underwriters for
                ----------------------
any underwritten offering pursuant to a registration requested under Sections
1.1 or 2 hereof, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to Endo LLC. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 9 hereof. The holders of a majority of the Registrable Securities to be distributed by such underwriter shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require Endo LLC , in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section
9.2 hereof.

          4.2.  Selection of Underwriters.  If the Company at any time proposes
                -------------------------
to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but if Endo LLC at such time own at least 60% of the number of shares of Common Stock they own on the date hereof, only with the approval of Endo LLC, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 1.1 hereof is for an underwritten offering, Endo LLC will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of the Company, such approval not to be unreasonably withheld.

          5.  Holdback Agreements.  (a) If and whenever the Company proposes to
              -------------------
register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1.1 or 2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.1 of any Registrable Securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration or unless, in the case of a private sale of distribution, the transferee agrees in writing to be subject to this Section 5. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a holdback agreement, in customary form, consistent with the terms of this Section 5(a).

          (b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of any registration statement filed pursuant to Section 1.1

(except (i) as part of such registration, (ii) as permitted by the related
         -                                 --
underwriting, (iii) pursuant to an employee equity compensation plan, (iv)
               ---                                                     --
pursuant to an acquisition or strategic relationship, bank or equipment financing or similar transaction or (v) pursuant to a registration on Form S-4
                                     -
or S-8 or any successor form). In addition, upon the request of the managing underwriter, the Company shall use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company.

          6.  Preparation; Reasonable Investigation.  In connection with the
              -------------------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give counsel to the holders of such Registrable Securities so to be registered the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested by such holders in connection with such registration statement.

          7.  No Grant of Future Registration Rights.  The Company shall not
              --------------------------------------
grant any other demand or incidental registration rights to any other Person without the prior written consent of Endo LLC, so long as Endo LLC continues to own at least 15% of the number of shares of Common Stock that Endo LLC owns on the date hereof. During the term of this Agreement, the Company shall not grant to any third party incidental registration rights that are of a higher priority to the rights granted to the holders of Registrable Securities under Section 2 hereof.

          8.  Indemnification.
              ---------------

          8.1.  Indemnification by the Company.  In the event of any
                ------------------------------
registration of any Registrable Securities pursuant to this Agreement, the Company will indemnify, defend and hold harmless (a) each seller of such
                                                  -
Registrable Securities, (b) the directors, members, stockholders, officers,
                         -
partners, employees, agents and Affiliates of such seller, (c) each Person who
                                                            -
participates as an underwriter in the offering or sale of such securities and
(d) each person, if any, who controls (within the meaning of Section 15 of the
 -
Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact
                -
contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be
             --
stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

          8.2.  Indemnification by the Sellers.  The Company may require, as a
                ------------------------------
condition to including any Registrable Securities in any registration statement filed pursuant to Sections 1.1 or 2 that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1 hereof, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.
(The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its
                          -
Affiliates, on the one hand, and the Company, on the other hand, (b) the
                                                                  -
beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information
     -
about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2.) Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

          8.3.  Notices of Claims, etc.  Promptly after receipt by an
                ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any
                                           -------- ----
indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          8.4.  Other Indemnification.  Indemnification similar to that
                ---------------------
specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

          8.5.  Indemnification Payments.  Any indemnification required to be
                ------------------------
made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

          8.6.  Other Remedies.  If for any reason the foregoing indemnity is
                --------------
unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 8 if such indemnification were enforceable under applicable law.

          9.  Representations and Warranties.  Endo LLC represents and warrants
              ------------------------------
to the Company that:

          (i) Endo LLC has all limited liability company power and to execute, deliver and perform this Agreement;

          (ii) the execution, delivery and performance of this Agreement by Endo LLC has been duly and validly authorized and approved by all necessary limited liability company action;

          (iii) this Agreement has been duly and validly executed and delivered by Endo LLC and constitutes a valid and legally binding obligation of Endo LLC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

          (iv) the execution, delivery and performance of this Agreement by Endo LLC does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or
                                      -
other material instrument to which Endo LLC is a party or by which Endo LLC is bound and (B) the limited liability company agreement of Endo LLC.
           -

          10.   Definitions.  For purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

          Affiliate:  a Person that directly, or indirectly through one or more
          ---------
intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          Board:  the board of directors of the Company.
          -----

          Commission:  the Securities and Exchange Commission.
          ----------

          Common Stock:  the common stock of the Company, par value $.01 per
          ------------
share.

          Exchange Act:  the Securities Exchange Act of 1934, as amended, or any
          ------------
successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          NASD:  National Association of Securities Dealers, Inc.
          ----

          NASDAQ:  the Nasdaq National Market.
          ------

          Permitted Transferee:  as defined in Section 11.2 hereof.
          --------------------

          Person:  an individual, corporation, partnership, limited liability
          ------
company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          Registrable Securities:  the shares of Common Stock beneficially owned
          ----------------------
(within the meaning of Rule 13d-3 of the Exchange Act) by Endo LLC or the Permitted Transferees. As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration
                                                          -
statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement
                                                    --
on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the
                                     ---
public pursuant to Rule 144 under the Securities Act, (iv) they shall have been
                                                       --
otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (v) they
                                                                    -
shall have ceased to be outstanding.

          Registration Expenses:  all expenses incident to the Company's
          ---------------------
performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees
                                -                                       --
and expenses of complying with securities or blue sky laws, (iii) fees and
                                                             ---
expenses associated with listing securities on an exchange or NASDAQ, (iv) word
                                                                       --
processing, duplicating and printing expenses, (v) messenger and delivery
                                                -
expenses, (vi) transfer agents', trustees', depositories', registrars' and
           --
fiscal agents' fees, (vii) fees and disbursements of counsel for the Company and
                      ---
of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (viii) reasonable fees and disbursements of
                                   ----
any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3 hereof and (ix) any
                                                                     --
fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

          Securities Act:  the Securities Act of 1933 or any successor federal
          --------------
statute, and the rules and regulations thereunder which shall be in effect at the time.

          11.  Miscellaneous.
               -------------

          11.1.  Rule 144, etc.  If the Company shall have filed a registration
                 -------------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended
             -
from time to time, or (b) any successor rule or regulation hereafter adopted by
                       -
the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          11.2.  Successors, Assigns and Transferees.  This Agreement shall be
                 -----------------------------------
binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns under this Section 11.2. Provided that an express assignment shall have been made, and the assignee has executed a joinder agreement agreeing to be bound by all of the assignor's obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company, the provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities; provided that such transferee is a holder of Registrable Securities
            -------- ----
in accordance with the terms of the Stockholders Agreement ("Permitted
                                                             ---------
Transferees").
-----------

          11.3.  Stock Splits.  Each holder of Registrable Securities agrees
                 ------------
that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.

          11.4.  Amendment and Modification.  This Agreement may be amended,
                 --------------------------
modified or supplemented by the Company with the written consent of Endo LLC and a majority (by number of shares) of any other holders of Registrable Securities whose interests would be adversely affected by such amendment.

          11.5.  Governing Law.  This Agreement and the rights and obligations
                 -------------
of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

          11.6.  Invalidity of Provision.  The invalidity or unenforceability of
                 -----------------------
any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          11.7.  Notices.  All notices, requests, demands, letters, waivers and
                 -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                                    -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:
                                                   -

     (i)  If to the Company, to it at:

          Endo Pharmaceuticals Holdings Inc.
          223 Wilmington-West Chester Pike
          Chadds Ford, PA 19317
          Fax: (610) 558-9683
          Attention: Carol A. Ammon
                     President and Chief Executive Officer

          with a copy to Endo LLC at its address set forth in (iv) below.

     (iv) If to Endo LLC, to it at:

          Endo Pharma LLC
          c/o Kelso & Company
          320 Park Avenue
          New York, New York 10022
          Fax: 212-223-2379
          Attention: James J. Connors, II, Esq.
                     General Counsel

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by
                                                                -
personal delivery on the day after such delivery, (x) if by certified or
                                                   -
registered mail, on the fifth business day after the mailing thereof, (y) if by
                                                                       -
next-day or overnight mail or delivery, on the day delivered or (z) if by fax,
                                                                 -
on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

          11.8.  Headings; Execution in Counterparts.  The headings and captions
                 -----------------------------------
contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          11.9.  Injunctive Relief.  Each of the parties recognizes and agrees
                 -----------------
that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

          11.10.  Term.  This Agreement shall be effective as of the date hereof
                  ----
and shall continue in effect thereafter until the earlier of (a) its termination
                                                              -
by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding.
     -

          11.11.  Further Assurances.  Subject to the specific terms of this
                  ------------------
Agreement, each of the Company and Endo LLC shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          11.12.  Entire Agreement.  This Agreement, together with the
                  ----------------
Stockholders Agreement and the Exchange Agreements (as defined in the Stockholders Agreement), is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                              [SIGNATURES FOLLOW]

          IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.


                        ENDO PHARMACEUTICALS HOLDINGS INC.


                        By: /s/ Carol A. Ammon
                           -----------------------------------------------
                           Name:  Carol A. Ammon
                           Title: President & Chief Executive Officer


                        ENDO PHARMA LLC


                        By: /s/ Jeffrey R. Black
                           -----------------------------------------------
                           Name:  Jeffrey R. Black
                           Title: Chief Financial Officer